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                                                                   EXHIBIT 10.14


                     RESTORATION OF RETIREMENT INCOME PLAN

                      FOR CERTAIN EMPLOYEES PARTICIPATING

                                     IN THE

                   RESTATED AMERICAN GENERAL RETIREMENT PLAN









                         DECEMBER 31, 1998 RESTATEMENT
           (INCORPORATING NOVEMBER, 1991 PLAN AND AMENDMENTS THEREOF)
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                                                                   EXHIBIT 10.14


                     RESTORATION OF RETIREMENT INCOME PLAN
                   FOR CERTAIN EMPLOYEES PARTICIPATING IN THE
                   RESTATED AMERICAN GENERAL RETIREMENT PLAN



     The RESTORATION OF RETIREMENT INCOME PLAN FOR CERTAIN EMPLOYEES PARTICIPATING IN THE RESTATED AMERICAN GENERAL RETIREMENT PLAN (hereinafter referred to as the "Restoration Plan") is hereby restated effective as of December 31, 1998 by AMERICAN GENERAL CORPORATION and its subsidiaries (hereinafter referred to as the "Employer," jointly and severally). The Restoration Plan has been established to provide for the payment of certain pension and pension-related benefits to certain employees who are participants in the AMERICAN GENERAL RETIREMENT PLAN (hereinafter referred to as the "Basic Plan"). The Employer intends and desires to recognize the value to the Employer of the past and present services of employees covered by the Restoration Plan and to encourage and assure their continued service to the Employer by making more adequate provision for their future retirement security. All terms used in this Restoration Plan shall have the meanings assigned to them under the provisions of the Basic Plan unless otherwise qualified by the context.

1.   Incorporation of the Basic Plan.

     The Basic Plan, with any amendments thereto, shall be attached hereto as
Exhibit I and is hereby incorporated by reference into and shall form a part of this Restoration Plan as fully as if set forth herein verbatim. Any amendment made to the Basic Plan by the Employer shall also be incorporated by reference into and form a part of this Restoration Plan, effective as of the effective date of such amendment. The Basic Plan, whenever referred to in this Restoration Plan,



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shall mean the Basic Plan, as amended, as it exists as of the date any determination is made of benefits payable under this Restoration Plan.

2.   Administration.

     This Restoration Plan shall be administered by the administrative committee (hereinafter referred to as the "Committee") under the Basic Plan which shall administer it in a manner consistent with the administration of the Basic Plan, as from time to time amended and in effect, except that this Restoration Plan shall be administered as an unfunded plan that is not intended to meet the qualification requirements of section 401 of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall have full power and authority to interpret, construe and administer this Restoration Plan. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Restoration Plan unless attributable to his own willful misconduct or lack of good faith. Members of the Committee shall not participate in any action or determination regarding their own benefits hereunder.

3.   Eligibility.

     Employees, excluding Career Agents, who are Highly Compensated Participants who are participating in the Basic Plan, and either (1) whose pension or pension-related benefits under the Basic Plan are limited pursuant to section 401(a)(17) or section 415 of the Code or (2) who are eligible to participate in the American General Corporation Deferred Compensation Plan, shall be eligible for benefits under this Restoration Plan. In no event shall an employee who is not


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eligible for benefits under the Basic Plan be eligible for a benefit under this
Restoration Plan.

4.   Amount of Benefit.

     The benefit payable to an eligible employee or his beneficiary under this Restoration Plan shall be the Actuarial Equivalent of the excess, if any, of (a) over (b):

          (a) the benefit that would have been payable to such employee or on his behalf under the Basic Plan if such benefit were determined without regard to the maximum amount of benefit limitations of section 415 of the Code, without regard to the considered compensation limitations of section 401(a)(17) of the Code, as if the definition of Compensation under the Basic Plan as in effect on March 21, 1985 were applicable for the period January 1, 1985 through March 20, 1985 and as if the definition of Compensation included executive deferred compensation;

          (b) the benefit which is in fact payable to such employee or on his behalf under the Basic Plan, as in effect from time to time.

5.   Payment of Benefits.

    The benefit payable under this Restoration Plan on account of an eligible employee's death shall be paid to the same beneficiary or beneficiaries and in the same form and at the same time or times as the limited benefits are payable to the employee's beneficiary under the Basic Plan. The benefit payable under this Restoration Plan for any reason other than on account of an eligible employee's death shall be payable in the form of a benefit for the life of the employee,


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beginning at his age sixty-five or, if later, his termination of employment with the Employer. Notwithstanding the foregoing, however, the Committee may, in its sole discretion, direct that the benefit payable under this Restoration Plan shall be paid in the same form as, and coincident with, the payment of the limited benefit payments made to the eligible employee or on his behalf to his beneficiary or beneficiaries under the Basic Plan. Further, notwithstanding any of the foregoing provisions of this Section 5, if an eligible employee becomes entitled to a lump sum payment under Section 2.6 (or a successor section) of the American General Corporation Supplemental Executive Retirement Plan, the employee shall receive the benefit payable under this Restoration Plan in the form of a lump sum amount, in cash, equal to the actuarial equivalent of such benefit. Such lump sum amount shall be paid within the five (5) business days immediately following termination of the employee's employment.

6.   Employee's Rights.

     Except as otherwise specifically provided, an employee's rights under this Restoration Plan, including his rights to vested benefits, shall be the same as his rights under the Basic Plan. Benefits payable under this Restoration Plan shall be a general, unsecured obligation of the Employer to be paid by the Employer from its own funds, and such payments shall not (i) impose any obligation upon the Trust Fund under said Basic Plan; (ii) be paid from the Trust Fund under said Basic Plan; or (iii) have any effect whatsoever upon the Basic Plan or the payment of benefits from the Trust Fund under said Basic Plan. No employee or his beneficiary or beneficiaries shall have any title to or beneficial ownership in any assets which the Employer may earmark to pay benefits hereunder.




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7.   Amendment and Discontinuance.

     This Restoration Plan may be amended from time to time, or terminated and discontinued at any time, in each case at the discretion of the Board of Directors of American General Corporation. Notwithstanding the foregoing, no amendment shall be made, nor shall this Restoration Plan be terminated in a manner which would reduce the benefits or rights to benefits of any employee accrued under the Restoration Plan (determined on the basis of each employee's presumed termination of employment as of the date of such amendment or termination) prior to the later of the adoption or the effective date of such amendment or termination.

8.   Restrictions on Assignment.

     The interest of an employee or his beneficiary or beneficiaries may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishments, attachment, or other legal or equitable process nor shall they be an asset in bankruptcy.

9.   Nature of Agreement.

     This Restoration Plan is intended to constitute an unfunded "excess benefit plan" within the meaning of sections 3(36) and 4(b)(5) of the Employee Retirement Income Security Act of 1974, as amended, with respect to a part of the Restoration Plan and an unfunded "deferred



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compensation plan" for a select group of management or highly-compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, with respect to the remainder of the Restoration Plan. The adoption of this Restoration Plan and any setting aside of amounts by the Employer with which to discharge its obligations hereunder shall not be deemed to create a trust; legal and equitable title to any funds so set aside shall remain in the Employer, and any recipient of benefits hereunder shall have no security or other interest in such funds. Any and all funds so set aside shall remain subject to the claims of the general creditors of the Employer, present and future. This provision shall not require the Employer to set aside any funds, but the Employer may set aside such funds if it chooses to do so. Notwithstanding the provisions of Sections 6 and 11 hereof and the foregoing provisions of this Section 9, American General Corporation may, in its discretion, establish a trust to pay amounts becoming payable pursuant to this Restoration Plan, which trust shall be subject to the claims of the general creditors of American General Corporation in the event of its bankruptcy or insolvency. Notwithstanding any establishment of such a trust, the Employer shall remain responsible for the payment of any amounts so payable which are not so paid by such trust.

10.  Continued Employment.

     Nothing contained herein shall be construed as conferring upon any employee the right to continue in the employ of the Employer in any capacity.




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11.  Binding on Employer, Employees and Their Successors.

     This Restoration Plan shall be binding upon and inure to the benefit of the Employer, its successors and assigns and the employee and his heirs, executors, administrators and legal representatives. The provisions of this Restoration Plan shall be applicable with respect to each Employer separately, and amounts payable hereunder shall be paid by the Employer of the particular employee.

12.  Employment with More Than One Employer.

     If any employee shall be entitled to benefits under the Basic Plan on account of service with more than one Employer, the obligations under this Restoration Plan shall be apportioned among such Employers on the basis of time of service with each, except that an Employer from whose employ such employee was transferred prior to his retirement, death or disability shall be obligated with respect to employment prior to such transfer only to the extent of an amount based on assumed pay increases in accordance with the scale used for computing the actuarial cost under the Basic Plan for the year of the transfer. If obligations are so limited, the remaining obligations shall be borne by the last Employer.

13.  Laws Governing.

This Restoration Plan shall be construed in accordance with and governed by the laws of the State of Texas.

EXECUTED as of the 31st day of December, 1998.

                                AMERICAN GENERAL CORPORATION



                                By: /s/ MARK S. BERG
                                    --------------------------------------------
                                    Mark S. Berg
                                    Executive Vice President and General Counsel



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